SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                                TRSG, CORPORATION
             (Exact name of registrant as specified in its charter)

         Nevada                                         87-045382
         --------                                   ----------------
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)

              500 E. Cheyenne Avenue, North Las Vegas, Nevada 89030
                    (Address of principal executive offices)

                The Amended 2001 Benefit Plan of TRSG Corporation
                            (Full title of the plan)


    Richard A. Bailey, 500 E. Cheyenne Avenue, North Las Vegas, Nevada 89030
    ------------------------------------------------------------------------
            (Name, address, including zip code, of agent for service)

                   Telephone number for Issuer: (702) 399-4328

                         CALCULATION OF REGISTRATION FEE
=================================== ================ =========================  =========================== ==================
Title of Securities to be           Amounts to       Proposed Maximum           Proposed Maximum            Amount of
Registered                          be               Offering Price Per         Aggregate Offering          Registration
                                    Registered       Share(1)                   Price                       Fee
=================================== ================ =========================  =========================== ==================
Common Stock, 0.001 par               2,000,000            $1.075                    $2,150,000                  $537.50
value
=================================== ================ =========================  =========================== ==================

(1) Bona Fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of September 28, 2001 a date within five business days prior to the date of filing of this registration statement.

         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.



                                    Page -1-

             Incorporation of Prior Filing of Form S-8 by Reference


         The following documents filed by TRSG Corporation, a Nevada corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

          1. The Company's Form S-8 filed August 30, 2001, SEC file number 333-68658 .

          2. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000.

          3.   All reports filed by the Company with the Commission pursuant to
               Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 2000.

         Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Registration Statement have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.




                                    Page -2-

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 28, 2001.

                                   TRSG Corporation

                                   By: /s/ Richard Bailey
                                      ------------------------------------------
                                    Richard Bailey, President and Director



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Bailey with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                        Title                    Date


 /s/ Richard Bailey          President and Director   September 28, 2001
-----------------------
Richard A. Bailey


 /s/ Florian Ternes          Director.                September 28, 2001
-----------------------
Florian R. Ternes


 /s/ Earl McKenzie           Director                 September 28, 2001
-----------------------
Earl McKenzie










                                    Page -3-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    EXHIBITS

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933




                                TRSG Corporation
                             (a Nevada corporation)









                                    Page -4-

INDEX TO EXHIBITS


                                                                            Page
Exhibits SEC Ref. No.       Description of Exhibit
-------- ------------       ----------------------
A             4        Amended 2001 Benefit Plan                               5

B          5, 23(b)    Opinion and consent of Counsel with respect to          6
                       the legality of the issuance of securities being issued

C           23(a)      Consent of Accountant                                   9

D             99       Section 10(a) Prospectus













                                    Page -5-

                          THE AMENDED 2001 BENEFIT PLAN

                                       OF

                                TRSG CORPORATION.










                                    Page -6-

                THE AMENDED 2001 BENEFIT PLAN OF TRSG CORPORATION

         TRSG Corporation, a Nevada corporation (the "Company"), hereby adopts The Amended 2001 Benefit Plan of TRSG Corporation (the "Plan") this 25th day of September, 2001. Under the Plan, the Company may issue stock, or grant options to acquire the Company's common stock, par value $0.001 (the "Stock"), from time to time to employees of the Company or its subsidiaries, all on the terms and conditions set forth herein ("Benefits"). In addition, at the discretion of the Board of Directors, Benefits may from time to time be granted under this Plan to other individuals, including consultants or advisors, who contribute to the success of the Company or its subsidiaries but are not employees of the Company or its subsidiaries, provided that bona fide services shall be rendered by consultants and advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. No stock may be issued, or option granted under the benefit plan to consultants, advisors, or other persons who directly or indirectly promote or maintain a market for the Company's securities.

1. Purpose of the Plan. The Plan is intended to aid the Company in maintaining and developing a management team, attracting qualified officers and employees capable of assuring the future success of the Company, and rewarding those individuals who have contributed to the success of the Company. The Company has designed this Plan to aid it in retaining the services of executives and employees and in attracting new personnel when needed for future operations and growth and to provide such personnel with an incentive to remain employees of the Company, to use their best efforts to promote the success of the Company's business, and to provide them with an opportunity to obtain or increase a proprietary interest in the Company. It is also designed to permit the Company to reward those individuals who are not employees of the Company but who management perceives to have contributed to the success of the Company or who are important to the continued business and operations of the Company. The above goals will be achieved through the granting of Benefits.

2. Administration of this Plan. Administration of this Plan shall be determined by the Company's Board of Directors (the "Board"). Subject to compliance with applicable provisions of the governing law, the Board may delegate administration of this Plan or specific administrative duties with respect to this Plan on such terms and to such committees of the Board as it deems proper (hereinafter the Board or its authorized committee shall be referred to as "Plan Administrators"). The interpretation and construction of the terms of this Plan by the Plan Administrators thereof shall be final and binding on all participants in this Plan absent a showing of demonstrable error. No member of the Plan Administrators shall be liable for any action taken or determination made in good faith with respect to this Plan. Any Benefit approved by a majority vote of those Plan Administrators attending a duly and properly held meeting shall be valid. Any Benefit approved by the Plan Administrators shall be approved as specified by the Board at the time of delegation.

3. Shares of Stock Subject to this Plan. A total of four million (4,000,000) shares of Stock may be subject to, or issued pursuant to, Benefits granted under this Plan. If any right to acquire Stock granted under this Plan is exercised by the delivery of shares of Stock or the relinquishment of rights to shares of Stock, only the net shares of Stock issued (the shares of stock issued less the shares of Stock surrendered) shall count against the total number of shares reserved for issuance under the terms of this Plan.



                                    Page -1-

4. Reservation of Stock on Granting of Option. At the time any Option is granted under the terms of this Plan, the Company will reserve for issuance the number of shares of Stock subject to such Option until it is exercised or expires. The Company may reserve either authorized but unissued shares or issued shares reacquired by the Company.

5. Eligibility. The Plan Administrators may grant Benefits to employees, officers, and directors of the Company and its subsidiaries, as may be existing from time to time, and to other individuals who are not employees of the Company or its subsidiaries, including consultants and advisors, provided that such consultants and advisors render bona fide services to the Company or its subsidiaries and such services are not rendered in connection with the offer or sale of securities in a capital-raising transaction. In any case, the Plan Administrators shall determine, based on the foregoing limitations and the Company's best interests, which employees, officers, directors, consultants and advisors are eligible to participate in this Plan. Benefits shall be in the amounts, and shall have the rights and be subject to the restrictions, as may be determined by the Plan Administrators, all as may be within the provisions of this Plan.

6. Term of Options issued as Benefits and Certain Limitations on Right to Exercise.


     a. Each Option issued as a benefit hereunder ("Option") shall have its term established by the Plan Administrators at the time the Option is granted.

     b. The term of the Option, once it is granted, may be reduced only as provided for in this Plan and under the express written provisions of the Option.

     c. Unless otherwise specifically provided by the written provisions of the Option or required by applicable disclosure or other legal requirements promulgated by the Securities and Exchange Commission ("SEC"), no participant of this Plan or his or her legal representative, legatee, or distributee will be, or shall be deemed to be, a holder of any shares subject to an Option unless and until such participant exercises his or her right to acquire all or a portion of the Stock subject to the Option and delivers the required consideration to the Company in accordance with the terms of this Plan and then only as to the number of shares of Stock acquired. Except as specifically provided in this Plan or as otherwise specifically provided by the written provisions of the Option, no adjustment to the exercise price or the number of shares of Stock subject to the Option shall be made for dividends or other rights for which the record date is prior to the date on which the Stock subject to the Option is acquired by the holder.

     d. Options shall vest and become exercisable at such time or times and on such terms as the Plan Administrators may determine at the time of the grant of the Option.

     e. Options may contain such other provisions, including further lawful restrictions on the vesting and exercise of the Options as the Plan Administrators may deem advisable.

     f. In no event may an Option be exercised after the expiration of its term.

     g. Options shall be non-transferable, except by the laws of descent and distribution.



                                    Page -2-

7. Exercise Price. The Plan Administrators shall establish the exercise price payable to the Company for shares to be obtained pursuant to Options, which exercise price may be amended from time to time as the Plan Administrators shall determine.

8. Payment of Exercise Price. The exercise of any Option shall be contingent on receipt by the Company of the exercise price paid in either cash, certified or personal check payable to the Company.

9. Withholding. If the grant of a Benefit hereunder, or exercise of an Option given as a Benefit is subject to withholding or other trust fund payment requirements of the Internal Revenue Code of 1986, as amended (the "Code"), or applicable state or local laws, the Company will initially pay the Optionee's liability and will be reimbursed by Optionee no later than six months after such liability arises and Optionee hereby agrees to such reimbursement terms.

10. Dilution or Other Adjustment. The shares of Common Stock subject to this Plan and the exercise price of outstanding Options are subject to proportionate adjustment in the event of a stock dividend on the Common Stock or a change in the number of issued and outstanding shares of Common Stock as a result of a stock split, consolidation, or other recapitalization. The Company, at its option, may adjust the Options, issue replacements, or declare Options void.

11. Benefits to Foreign Nationals. The Plan Administrators may, in order to fulfill the purpose of this Plan and without amending this Plan, grant Benefits to foreign nationals or individuals residing in foreign countries that contain provisions, restrictions, and limitations different from those set forth in this Plan and the Benefits made to United States residents in order to recognize differences among the countries in law, tax policy, and custom. Such grants shall be made in an attempt to give such individuals essentially the same benefits as contemplated by a grant to United States residents under the terms of this Plan.

12. Listing and Registration of Shares. Each Option shall be subject to the requirement that if at any time the Plan Administrators shall determine, in their sole discretion, that it is necessary or desirable to list, register, or qualify the shares covered thereby on any securities exchange or under any state or federal law, or obtain the consent or approval of any governmental agency or regulatory body as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, such Option may not be exercised in whole or in part unless and until such listing, registration, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Plan Administrators.

13. Expiration and Termination of this Plan. This Plan may be abandoned or terminated at any time by the Plan Administrators except with respect to any Options then outstanding under this Plan. This Plan shall otherwise terminate on the earlier of the date that is five years from the date first appearing in this Plan or the date on which the 4 millionth share is issued hereunder.

14. Amendment of this Plan. This Plan may not be amended more than once during any six month period, other than to comport with changes in the Code or the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder. The Plan Administrators may modify and amend this Plan in any respect.

       ATTEST:

  Richard Bailey
--------------------------------
Richard A. Bailey, President


                                    Page -3-

                            Bruce M. Pritchett, P.C.
                                 Attorney at Law

                    3809 South, West Temple Street, Suite 1D
                           Salt Lake City, Utah 84115
                              Phone (801) 281-0001
                               Fax: (801) 281-8763






                               September 28, 2001


Board of Directors
TRSG Corporation
500 East Cheyenne Avenue
North Las Vegas, Nevada 89030

Re:    Legality and Authorization of Shares Issued Under Form S-8
Registration Statement

Gentlemen:

       I have acted as special counsel for TRSG Corporation, a Nevada corporation (the "Company"), in the limited capacity of rendering an opinion regarding the legality and authorization of the shares proposed to be registered under an amended registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission ("the Commission") under the Securities Act of 1933, as amended, ("the Act"). The Company is registering an Amended Benefit Plan entitled "The Amended 2001 Benefit Plan of TRSG Corporation" (the "Benefit Plan") pursuant to which the Company has authorized the issuance of Four Million (4,000,000) shares of the Company's common stock, par value $.001 (the "Shares").

       In connection with the preparation of this Opinion, I have examined the following:

     1. The Company's Articles of Incorporation and amendments thereto and Bylaws as submitted to me by the Company pursuant to my request for same;

     2.   The Registration Statement herein referenced;

     3. The Board of Directors Resolution, dated September 25, 2001, authorizing and approving the Company's Amended 2001 Benefit Plan and the preparation of the Registration Statement;

     4.   The Company's Section 10(a) Prospectus for the Registration Statement;

     5. The Company's Form 10-KSB for the fiscal year ended December 31, 2000 and the Company's Form 10-QSB for the quarterly period ended June 30, 2001;

     6. Such other documents as I have deemed necessary for the purposes of this Opinion.

       Additionally, I have made such investigations of federal law as I have considered necessary and appropriate to form a basis for this opinion. My opinion is qualified by the scope of the review specified herein and I make no


                                    Page -4-
representations as to the sufficiency of my investigation for this opinion. I further expressly exempt from this opinion any representations as to the completeness, adequacy, accuracy or any other aspect of the financial statements incorporated in the Registration Statement.

       The documentation and representations provided to me for this opinion by the Company and its duly authorized representatives indicate that the Company is validly organized under the laws of the State of Nevada; the Company is current in its filings with the Commission; the Company's Board of Directors has authorized the Benefit Plan; the Company's Board of Directors has authorized the filing of the Registration Statement; and that the Four Million (4,000,000) shares to be included in the Registration Statement are available for issuance based upon corporate documentation and on the amount of shares actually issued and outstanding. As such, I am of the opinion that the Shares herein referenced have been duly and validly authorized and that subject to compliance with all provision of the Plan, the Shares will be validly issued as fully paid and non-assessable shares of common stock in the Company.

       This opinion is based upon and subject to the qualifications and limitations specified below:

       (A) Certain of the remedial provisions of the 2001 Benefit Plan may be further limited or rendered unenforceable by other applicable laws and interpretations.

       (B) In rendering the opinion that the shares of the Common Stock to be registered pursuant to the Registration Statement and issued under the Benefit Plan will be validly issued, fully paid and non- assessable, I assumed that: (1) the Company's Board of Directors has exercised good faith in establishing the value paid for the Shares; (2) all issuances and cancellations of the capital stock of the Company will be fully and accurately reflected in the Company's Stock Records as provided by the Company's transfer agent; and (3) the consideration, as determined by the Company's Board of Directors, to be received in exchange for each issuance of common stock of the Company, has been paid in full and actually received by the Company.

       (C) I have made no independent verification of the facts asserted to be true and accurate by authorized representatives of the Company and have assumed that no person or entity has engaged in fraud or misrepresentation regarding the inducement relating to, or the execution or delivery of, the documents reviewed.

       (D) In rendering this opinion I have assumed that all signatures are genuine, that all documents submitted to me as copies conform substantially to the originals, that all documents have been duly executed on or as of the date represented on the documents, that execution and delivery of the documents was duly authorized on the part of the parties, that all documents are legal, valid and binding on the parties and that all corporate records are complete.

       (E) I have assumed that the Company is satisfying the substantive requirements of Form S-8 and I expressly disclaim any opinion regarding the Company's compliance with such requirements, whether they are of federal or state origin, or any opinion as to the subsequent tradeability of any Shares issued pursuant to the Benefit Plan.



                                    Page -5-

       (F) I am admitted to practice law in the State of Utah. I am not admitted to practice law in the State of Nevada or in any other jurisdiction where the Company may own property or transact business. This opinion is with respect to federal law only and I have not consulted legal counsel from any other jurisdiction for the purpose of the opinion contained herein. I expressly except from this opinion any opinion as to whether or to what extent a Nevada court or any other court would apply Nevada law, or the law of any other state or jurisdiction, to any particular aspect of the facts, circumstances and transactions that are the subject of this opinion.

       (G) This opinion is strictly limited to the parameters contained and referenced herein and is valid only as to the signature date with respect to the same. I assume no responsibility to advise you of any subsequent changes or developments which might affect any aspect to this opinion.

       I hereby consent to the use of this opinion as an exhibit to the Registration Statement. This opinion may not be used, relied upon, circulated, quoted or otherwise referenced in whole or in part for any purpose without my written consent.

Sincerely,


 /s/ Bruce Pritchett
-----------------------------
Bruce Pritchett






                                    Page -6-

                           Sellers & Associates, P.C.
                           --------------------------
               3785 Harrison Blvd., Suite 101 - Ogden, Utah 84403
                            Telephone (801) 621-8128
                               Fax (801) 627-1639



                       CONSENT OF INDEPENDENT ACCOUNTANTS


                               September 28, 2001


TRSG Corporation
500 East Cheyenne Avenue
North Las Vegas, Nevada 89030

Gentlemen:

         We hereby consent to the use of our audit report dated April 6, 2001 of TRSG Corporation for the year ended December 31, 2000 in the Form S-8 of TRSG Corporation dated September 28, 2001.




 /s/ Sellers & Associates, PC
--------------------------------
Sellers & Associates, P.C.
Ogden, Utah
September 28, 2001














                                    Page -7-

                           SECTION 10(A) PROSPECTUS OF
                                TRSG CORPORATION

         September 28, 2001: This document constitutes part of a prospectus covering securities of TRSG Corporation, a Nevada corporation (the "Company"), that have been registered under the Securities Act of 1933, as amended (the "Securities Act"). This document, a Section 10(a) Prospectus, contains and constitutes four sections. The first section includes "General Plan Information." "Registrant Information and Employee Plan Annual Information" is the next portion and is located in this prospectus. The Company's latest Form 10-KSB, for the fiscal year ended December 31, 2000, which is incorporated herein by this reference, is the third section with which offerees are being constructively provided. Finally, offerees who receive Stock Options shall be provided with a Stock Option Agreement and a Notice of Exercise, which is to be completed and submitted within the time allowed, with tender of the appropriate consideration for those who wish to exercise options.

Item 1.  General Plan Information

         The Company's board of directors (the "Board") has adopted a benefit plan for its employees and others entitled "The Amended 2001 Benefit Plan of TRSG Corporation." (the "Plan"). Pursuant to the Plan, the Board can authorize the issuance of stock or options to purchase stock up to an aggregate of four million shares of common stock of the Company, par value $0.001 per share (the "Common Stock"), over a maximum of a five year period, although the Board may shorten this period.

         The Board adopted the Plan on September 25, 2001. The Plan is intended to aid the Company in maintaining and continuing its development of a quality management team, in attracting qualified employees, consultants, and advisors who can contribute to the future success of the Company, and in providing such individuals with an incentive to use their best efforts to promote the growth and profitability of the Company.

         The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), nor qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Administration of the Plan is the exclusive province of the Board. Board members are elected at each annual meeting of shareholders. The term each Board member serves is therefore one year. If an annual meeting is not held the member shall serve until the next submission of matters to a vote of Company's shareholders.

         As ultimate administrators of the Plan, the Board should be contacted with requests for additional Plan information. Alternatively, the Board may appoint a committee to administer the Plan (hereinafter the Board or its duly authorized committee shall be referred to as "Plan Administrators"). As no committee has been authorized by the Board, the current Board members are the Plan Administrators. This group includes Richard A. Bailey, Florian R. Ternes, and Earl McKenzie. The address of the Board is c/o the Company, 500 East Cheyenne Avenue, North Las Vegas, Nevada 89030, telephone number (702) 399-4328.


         In the event a vacancy in the Board arises, the vote of a majority of remaining directors may select a successor, or, if the vacancy is not filled by the remaining Board, the vote of shareholders may also elect a successor to fill such vacancy. Board members may be removed from office by the vote of



                                    Page -8-
shareholders representing not less than two-thirds (2/3) of the shares entitled to vote on such removal. Plan Administrators who are not Board members can be removed or appointed at any time for any reason by the majority vote of Board members.

         The Plan Administrators shall interpret the Plan (which interpretation is binding on the participants absent demonstrable error), determine which employees or others shall receive shares or options, decide the number of shares or options and establish any other terms for the shares or options not already established in the Company's Plan. Information concerning changes in the Plan Administrators will be provided in the future either in the Company's proxy statements, annual or other reports, or in amendments to this document.

Securities to be Offered

         Shares and options providing for the issuance or purchase of shares equaling a maximum of four million shares of Common Stock may be granted under the Plan. All options under the Plan are "non-qualified" stock options. The number of shares of Common Stock issuable under the Plan is subject to adjustment in the event of changes in the outstanding shares of Common Stock resulting from stock dividends, stock splits, or recapitalizations.

Employees Who May Participate in the Plan

         The Board shall determine which of the Company's employees are eligible to receive shares or options under the Plan. The term "Employee" includes any employee, director, officer, or consultant or advisor of the Company or any of its subsidiaries, provided that bona fide services shall be rendered by consultants and advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

Purchase of Securities Pursuant to the Plan and Payment for Securities Offered

         The Plan Administrators shall determine which employees shall receive shares or options. The Plan is not subject to ERISA and the securities are being issued by the Company and not purchased on the open market or otherwise.

         Options granted under the Plan shall be exercisable as determined by the Plan Administrators. If an option granted under the Plan should expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to that option will again be available for grant under the Plan.

         The exercise price payable to the Company for Option Shares shall be as set forth from time to time by the Plan Administrator. The exercise of any Option shall be contingent on receipt by the Company of the exercise price paid in either cash, certified or personal check payable to the Company.

         The shares of Common Stock subject to the Plan and the exercise price of outstanding options are subject to proportionate adjustment in the event of a stock dividend on the Common Stock or a change in the number of issued and outstanding shares of Common Stock as a result of a stock split, consolidation, or other recapitalization. Options and all other interests under the plan shall be non-transferable, except by means of a will or the laws of descent and distribution.


                                    Page -9-

Amendments and Termination

         The Plan may be abandoned or terminated at any time by the Plan Administrators except with respect to any Options then outstanding under the Plan. The Plan shall otherwise terminate on the earlier of the date that is five years from the date first appearing in the Plan or the date on which an option for the four millionth share is either granted under the Plan or on which the four millionth share is de-registered on a post-effective amendment on Form S-8 filed with the Securities and Exchange Commission (the "SEC"). No options may be granted under the terms of the Plan after it has been terminated. The Board may alter or amend the Plan only once during any six month period, except as to comply with changes to the Code. No termination, suspension, alteration or amendment may adversely affect the rights of a holder of a previously issued option without the consent of that holder.

Resale of Common Stock

         Shares of Common Stock issued or purchased on exercise of options granted under the Plan will have been initially registered pursuant to a Form S-8 Registration Statement filed by the Company. Subsequent resales of shares obtained pursuant to the Plan may be eligible for immediate resale depending on whether an exemption from registration is available or whether the shares are in fact registered. The Company makes no statement as to subsequent sale-ability of specific shares obtained pursuant to the Plan and urges any persons seeking to sell shares so obtained to seek counsel from independent attorneys.

         As may be applicable for subsequent resale of shares obtained from the Plan, the Board believes that the Company has filed all reports and other materials required to be filed during the preceding twelve months under the Securities Exchange Act of 1934 as of August 28, 2001.

Tax Effects of Plan Participation & Non-statutory Options

         The following discussion of the federal income tax consequences of participation in the Plan is only a summary, does not purport to be complete, and does not cover, among other things, state and local tax consequences. Additionally, differences in participants' financial situations may cause federal, state, and local tax consequences of participation in the Plan to vary. Therefore, each participant in the Plan is urged to consult his or her own accountant, legal or other advisor regarding the tax consequences of participation in the Plan. This discussion is based on the provisions of the Code as presently in effect.

         Under the current provisions of the Code, if shares of Common Stock are issued to the original holder of a non-qualified option granted and exercised under the Plan (assuming there is not an active trading market for options of the Company), (i) the option holder ("Holder") will not recognize income at the time of the grant of the option; (ii) on exercise of the option the Holder will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock acquired at the time of exercise over the exercise price; (iii) upon the sale of the shares of Common Stock the Holder will recognize a short term or long term capital gain, or loss, as may be, in an amount equal to the difference between the amount he or she receives from the sale of those shares and the Holder's tax basis in the shares (as described



                                    Page -10-
below); and (iv) the Company will be entitled to expense as compensation the amount of ordinary income that the holder recognized, as set forth in Clause
(ii) above.

         If the Holder pays the exercise price entirely in cash, the tax basis of the shares of Common Stock will be equal to the amount of the exercise price paid plus the ordinary income recognized by the Holder from exercising the options. This basis should equal the fair market value of the shares of Common Stock acquired on the date of exercise. The holding period will begin on the day after the tax basis of the shares is determined.

         The ordinary income received by the Holder on exercise of the option is considered to be compensation from the Company. As with other forms of compensation, withholding tax and other trust fund payments will be due with respect to the exercise of the options. The Company will initially pay the Optionee's liability and will be reimbursed by Optionee no later than six months after such liability arises.

Item 2.  Registrant Information and Employee Plan Annual Information

         The Company will provide to any Employee upon request a copy, without charge, of the Company's periodic reports filed with the SEC, including its latest annual report on Form 10-KSB and its quarterly reports on Form 10-QSB. The Company will also provide any Employee upon written or oral request a copy, without charge, of the documents incorporated by reference in Item 3 of Part II of the Form S-8 registration statement. These documents are also incorporated by reference into the Section 10(a) prospectus, of which this document is a part. Requests for such information should be directed to the Company at Attn: Richard
A. Bailey,500 East Cheyenne Avenue, North Las Vegas, Nevada 89030.




       /s/ Richard A Bailey                          Dated: September 28, 2001
--------------------------------------
   Richard A. Bailey, Director













                                    Page -21-